Exhibit 13 (a)(iv)

                 SIDE-LETTER AGREEMENT BETWEEN WESTCORE TRUST'S
                                CO-ADMINISTRATORS

With respect to the Amended and Restated Administration Agreement ("Agreement"), dated November 1, 2000, as amended, by and between Westcore Trust ("Trust" or "the Funds"), Denver Investment Advisors LLC ("DIA") and ALPS Mutual Funds Services, Inc. ("ALPS"), we agree that the services outlined in Sections 2 (a) and (b) of the Agreement are to be divided between DIA and ALPS as follows:

FUNCTIONS FOR WHICH DIA IS RESPONSIBLE
--------------------------------------

o Maintain the Trust's fidelity bond as required by the 1940 Act and obtain and monitor D&O and E&O insurance with the advice of the Trust's counsel.
o Maintain disclosure controls and procedures with respect to the preparation of the management discussion of fund performance which includes at a minimum the required items per Item 5 of the Form N-1A instructions, as amended.
o Provide any required information requested by ALPS as described in ALPS' disclosure controls and procedures for Form N-SAR and Form N-CSR.
o Compile data for and prepare (or supervise the preparation of), with respect to the Funds, in a timely manner, reports on Form N-PX.
o    Provide  oversight  on  various  aspects  of the  Trust's  transfer  agency services.
o    Coordinate and prepare board materials for quarterly board meetings:
          o    Prepare general board agenda
          o    Coordinate preparation of various board memoranda
          o    Coordinate service provider 15(c) materials
          o Coordinate 15(c) reports from independent third party (i.e. Lipper Inc.)
          o    Attend board meetings in person
o    Generally, assist in the Trust's operations, which include the following:
     >>   Review  and  final   approval  of  the  graphic   design  and  overall
          presentation of all shareholder communications, including but not limited to:
          |_|  Prospectus/SAI
          |_|  Annual and Semi-Annual Reports
          |_|  Applications and Maintenance Forms
          |_|  Informational Materials
          |_|  Correspondence
     >>   Selection and review of printers and other similar vendors.
     >>   Review of quality of fulfillment and shareholders services.
     >> Evaluation of effectiveness of various investor programs, including analysis of costs and benefits.
     >> Monitor information sharing and transmission of data between all service providers.
     >>   Negotiate contracts and services for the benefit of the Trust.
     >> Selection, coordination and interface with Money Market Fund provider, if any.
     >> Comply with the requirements of the Trust's Privacy Policy with respect to the reporting requirements to the Trust's Board.


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
     >>   Furnish clerical services, stationery, and office supplies.
     >>   Primary  interface  with  discount  brokers,   consultants,   401  (k)
          administrators, financial advisors/planners, etc.
     >> Other duties not specifically listed above, as agreed to in writing between DIA and ALPS from time- to-time.

FUNCTIONS FOR WHICH ALPS IS RESPONSIBLE
---------------------------------------

o Provide the Trust's legal location and assist in maintaining office facilities.
o Compile data for and prepare the Trust's timely notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act and for Semi-Annual Reports on Form N-SAR and Form N-CSR.
o Perform monthly, quarterly and annual distribution calculations, including distributions necessary to avoid excise tax.
o Up to (5) hours per fund for wash sale and/or tax straddle deferral calculations to be made at each of the semi-annual, annual and excise reporting dates. ALPS reserves the right to charge additional fees at the rate of $75 hourly should the volume of wash sale calculations exceed five
     (5) hours per fund or if DIA requires calculation of wash sales more frequently than three (3) times annually.
o Prepare provision for income tax and tax disclosure information (ROCSOP) for the audited financial statements beginning with the fiscal year ending May 31, 2004.
o Prepare and file appropriate extensions and federal and state income tax returns beginning with the fiscal year ending May 31, 2004.
o Prepare and file federal excise tax returns beginning with the excise year ending December 31, 2004.
o Review tax treatment of new investments purchased into the Funds obtained form reliable public sources (e.g., Bloomberg). If necessary, ALPS will request additional information from DIA.
o Coordinate preparation, execution and filing by the Funds of any other required tax filings (other than those required to be made by the Funds' custodian and transfer agent) with assistance and advice, as required, by the Funds' outside counsel and independent auditors.
o Prepare (or supervise the preparation of) compliance filings pursuant to state securities laws, such as "Blue Sky" laws, with the advice of the Trust's counsel.
o Review each Fund's expense accruals quarterly and pay all expenses monthly on proper authorization from each Fund.
o On a monthly basis, monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time.
o Monitor compliance with the policies and limitations of each Fund on a monthly basis.
o Furnish clerical services and office supplies that are reasonably necessary to perform its services hereunder.
o Preparation in a timely manner of the graphic design and typesetting of all shareholder communications (including reasonable alterations), including but not limited to:
          |_|  Prospectus/SAI
          |_|  Annual and Semi-Annual Reports
          |_|  Applications and Maintenance Forms
          |_|  Informational Materials
          |_|  Correspondence



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

o Coordinate dissemination of shareholder reports, including prospectus (and any supplements), annual and semi-annual reports to shareholders and third-party servicing platforms.
o Compile data for and prepare (or supervise the preparation of), with respect to the Funds, in a timely manner, semi-annual reports on Form N-CSR and maintain disclosure controls and procedures with respect to such reports.
o    Perform the following legal services for the Funds:
          |_|  Coordinate  and  prepare  the  following   board   materials  for
               quarterly board meetings:
               o    Prepare board legal agenda
               o    Prepare board resolutions for approval by Trustees
               o    Prepare board minutes
               o    Coordinate preparation of various board memoranda
               o    Provide industry updates for Trustees
               o    Update Trust procedures, as necessary
               o    Prepare  contract  renewal   materials   including   revised
                    agreements
               o    Prepare   miscellaneous   contracts  for  board  review  and
                    approval, as required or requested
               o    Attend board meetings in person
          |_|  Fund Code of Ethics Reporting:
               o    Amend code of ethics, when necessary
               o    Review and prepare code of ethics reporting materials
               o    Prepare code of ethics memoranda for board meetings
               o Advise Trustees regarding code of ethics violations and recommended remedies thereto
          |_| Provide legal review of Semi-Annual/Annual Reports on Form N-CSR and Form N-SAR and coordinate Edgarization, proofreading and filing of such documents.
          |_| Post-Effective Amendment Preparation and Filing (485(a) or (b) for existing and shell funds):
               o Review and update Trust prospectus, statement of additional information and Part C and coordinate review by other
                    parties,   including  fund  legal  counsel  and  independent
                    accountants
               o Coordinate Edgarization and proofreading of document and filing of registration statement
               o    Prepare and obtain Board power of attorney signature pages
               o    Prepare response letter to SEC disclosure comments
          |_|  Registration Statement Supplements
               o    Prepare    prospectus   and/or   statement   of   additional
                    information supplements
               o    Coordinate   Edgarization,   proofreading   and   filing  of
                    documents
          |_|  Miscellaneous Legal Services
               o    Review  contracts  the Trust  desires to enter into, as they arise
               o Provide consultation on routine legal matters that pertain to the Trust
               o Coordinate annual updates of biographical information and questionnaires for Trustees and Officers
               o    Provide legal review of 24f-2 filing
               o    Prepare   response   letters  to  SEC  "deficiency   letter"
                    following SEC audits.
               o    Maintain an annual compliance calendar for the Trust


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

o Generally, assist in the Trust's operations, which includes the following; >> Comply with reasonable requests for information from DIA to support
          DIA's marketing and business plans.
     >> Interface and disseminate financial information to external parties, as necessary.
     >> Other duties not specifically listed above, as agreed in writing between DIA and ALPS from time-to- time.

FUNCTIONS FOR WHICH DIA AND ALPS ("CO-ADMINISTRATORS") SHARE RESPONSIBILITY
---------------------------------------------------------------------------

o Assist in supervising various aspects of the Trust's administrative operations, including interfaces and coordination with the Trust's custodian.
o Assist, to the extent requested by the Trust, with the preparation of the Trust's Annual and Semi-Annual Reports and Registration Statements (on Form N1-A or any replacement thereof).
o Monitor the Funds' expenses and use good faith efforts in maintaining such expenses at competitive levels.
o    Generally, assist in the Trust's operations, which includes the following:
     >>   Coordination of board meeting schedule
     >> Board of Trustee package preparation, review and dissemination to appropriate parties.
     >> Other duties not specifically listed above, as agreed to in writing between DIA and ALPS from time-to-time.


In consideration of the allocations of services rendered pursuant to the Agreement, the fees outlined in Section 3 of the Agreement are to be allocated as shown in the chart below. ALPS' fees shall be the greater of a Trust level minimum of $327,500 per annum or the basis point fees shown below, but no more than the amount of administration fees paid by the Trust.

------------------------------ ------------------------------------------ -----------------------------------
                                                 ALPS                                    DIA
------------------------------ ------------------------------------------ -----------------------------------
First $750 million in                      5.00 basis points                      25.00 basis points
average daily Net Assets of
the Trust
------------------------------ ------------------------------------------ -----------------------------------
Next $250 million in average               4.00 basis points                      26.00 basis points
daily Net Assets of the Trust
------------------------------ ------------------------------------------ -----------------------------------
Net Assets greater than $1.0               2.50 basis points                      27.50 basis points
billion in average daily Net
Assets of the Trust
------------------------------ ------------------------------------------ -----------------------------------

DIA and ALPS each agree to indemnify, hold harmless, and fully reimburse the other for any amounts which either may pay to Westcore Trust resulting from losses occasioned as a result of the performance of functions for which the other is responsible pursuant to this side-letter agreement. In the event DIA and ALPS become liable to Westcore Trust as a result of the performance of functions for which DIA and ALPS share responsibility under this side-letter


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

agreement, DIA and ALPS will negotiate in good faith to determine the percentage of liability to be attributed to each. In the event that DIA and ALPS are unable to reach agreement upon the extent of their respective liabilities, each agrees to submit the matter to arbitration in accordance with the rules of the American Arbitration Association then prevailing, with arbitration to be held in Denver, Colorado.

This side-letter agreement shall be effective concurrent with the Administration Agreement and may be amended from time-to-time upon written agreement between DIA and ALPS.

We hereby agree to the above outline of functions to be performed under the Amended and Restated Administration Agreement with Westcore Trust dated November 1, 2000.

ALPS Mutual Funds Services, Inc.
--------------------------------

By:    /s/ JEREMY O. MAY
       ----------------------------------------
Name:  Jeremy O. May
Title: Managing Director



Denver Investment Advisors LLC
------------------------------

By:    /s/ TODGER ANDERSON
       ----------------------------------------
Name:  Todger Anderson
Title: Chairman


Effective date:   June 1, 2004




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